UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 9, 2007

American Real Estate Partners, L.P.

 (Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700, New York, NY 10153
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 702-4300

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. - Entry into a Material Definitive Agreement.

Section 2 - Financial Information

Item 2.03. - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 9, 2007, our indirect subsidiaries, AREP Car Holdings Corp., or Parent, a Delaware corporation, and AREP Car Acquisition Corp., or Merger Sub, a Delaware corporation, entered into an agreement and plan of merger, or the Merger Agreement, with Lear Corporation, a Delaware corporation. Pursuant to the Merger Agreement, Merger Sub will be merged with and into Lear and Lear will be the surviving corporation and our indirect subsidiary.

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Lear common stock other than shares owned by us, Parent, or any subsidiary of Parent, or Dissenting Shares, as defined, will be automatically cancelled and converted into the right to receive cash in the amount of $36 per share, without interest.

The terms of the Merger Agreement permit Lear to solicit alternative acquisition proposals for a period of 45 days, until March 26, 2007, or the Solicitation Period End Date, after which Lear may continue discussions with any party that has made a bona fide acquisition proposal and participate in discussions with respect to unsolicited acquisition proposals.

We and Lear may terminate the Merger Agreement under certain circumstances. If Parent breaches the Merger Agreement under certain circumstances and the Lenders, as defined below, perform their obligations under the Commitment Letter, as defined below, then Parent will be required to pay $250 million. If Parent breaches the Merger Agreement under certain circumstances and the Lenders fail to perform their obligations under the commitment letter, then Parent will be required to pay up to $25 million. In both cases, the payment by Parent is guaranteed by us as described below. If Lear terminates the Merger Agreement because the board of directors has determined in good faith that it has received a Superior Proposal, as defined in the Merger Agreement, and in certain other limited circumstances, Lear must pay a fee of $85.2 million to Parent plus up to $15 million of expenses, unless such termination is to accept an Superior Proposal, as defined, prior to the Solicitation Period End Date, in which case Lear must pay a fee of $73.5 million to Parent plus up to $6 million of expenses.

Consummation of the Merger is subject to various conditions, including receipt of the affirmative vote of the holders of a majority of the outstanding shares of Lear, antitrust approvals, and other customary closing conditions.

In connection with the Merger Agreement, we entered into a Guaranty of Payment in favor of Lear, dated February 9, 2007. Pursuant to the Guaranty, we guaranteed the payment by Parent and Merger Sub of their obligations, if any, to the Lear with respect to fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement.

Also in connection with the Merger Agreement, on February 9, 2007, Parent and High River Limited Partnership, Koala Holding Limited Partnership, Icahn Partners Master Fund LP, and Icahn Partners LP, or the Stockholders, and Parent, entered into a Voting Agreement with us, pursuant to which each of the Stockholders agreed to vote its shares of common stock of Lear in favor of the Merger Agreement and the transaction.

On February 8, 2007, Parent entered into a commitment letter, or the Commitment Letter, with Bank of America, N.A., and Banc of America Securities LLC, or the Lenders, pursuant to which Bank of America will act as the initial lender under two senior secured credit facilities in an aggregate amount of $3.6 billion, consisting of a $1.0 billion senior secured revolving facility and a $2.6 billion senior secured term loan B facility. The credit facilities, along with cash on hand, are intended to refinance and replace Lear's existing credit facilities and to fund the transactions contemplated by the Merger Agreement.

Carl C. Icahn beneficially owns approximately 90% of our outstanding depositary units and 86.5% of our preferred units and also beneficially owns approximately 15.8% of the outstanding common stock of Lear. Each of the Stockholders is an affiliate of Mr. Icahn. Vincent J. Intrieri is a member of the board of directors of American Property Investors, Inc., our general partner, and is also a member of the board of directors of Lear.

The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein, the Guaranty, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein, the Voting Agreement, which is attached hereto as Exhibit 10.2 and is incorporated by reference herein and the Commitment Letter, which is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

Caution Concerning Forward-Looking Statements

This report contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of AREP and its subsidiaries. Among these risks and uncertainties are risks related to our gaming and associated hotel, restaurant and entertainment operations, including the effects of regulation, substantial competition, rising operating costs and economic downturns; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies, our ability to maintain tenant occupancy at current levels, our ability to obtain, at reasonable costs, adequate insurance coverage and competition for investment properties; risks related to our home fashion operations, including changes in the availability and price of raw materials, changes in customer preferences and changes in transportation costs and delivery times and other risks and uncertainties detailed from time to time in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

Additional Information and Where to Find It

In connection with the proposed acquisition and required stockholder approval, Lear will file with the SEC a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the stockholders of Lear. Lear’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and Lear. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may also obtain free copies of the documents filed by Lear with the SEC by going to Lear’s Investor Relations page on its corporate web site at www.lear.com. Lear's shareholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents by directing such request to Lear Corporation, 21557 Telegraph Road, P.O. Box 5008, Southfield, Michigan 48086-5008, Attention: Investor Relations, or through Lear's website at www.lear.com.

In addition, we and our officers and directors may be deemed to have participated in the solicitation of proxies from Lear’s stockholders in favor of the approval of the proposed acquisition. Information concerning our directors and executive officers is set forth in our annual report on Form 10-K, which was filed with the SEC on March 16, 2006 and our Current Reports on Form 8-K, filed with the SEC on June 23, 2006, July 19, 2006 and December 28, 2006. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to the Company’s Investor Relations page on its corporate web site at www.arep.com.

Section 8 - Other Events

Item 8.01. Other Events.

On February 9, 2007, we and Lear issued a joint press release, a copy of which is furnished as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01(d) Exhibits.

Exhibit 2.1 - Agreement and Plan of Merger by and among AREP Car Holdings Corp., AREP Car Acquisition Corp. and Lear Corporation dated as of February 9, 2007.
Exhibit 10.1- Guaranty dated February 9, 2007.
Exhibit 10.2- Voting Agreement dated February 9, 2007.
Exhibit 10.3- Commitment Letter dated February 8, 2007.
Exhibit 99.1 - Press Release, dated February 9, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REAL ESTATE PARTNERS, L.P. (Registrant)
By:	American Property Investors, Inc., its General Partner

	By:	/s/ Keith A. Meister
Keith A. Meister Vice Chairman and Principal Executive Officer American Property Investors, Inc., the General Partner of American Real Estate Partners, L.P.

Date: February 9, 2007